                                                                      EXHIBIT 99

[SUIZA FOODS LOGO]


                                          NEWS RELEASE

                                          Contact: J. Michael Lewis
                                                   Vice President and Treasurer
                                                   (214) 303-3437


===============================================================================

           SUIZA FOODS CORPORATION REPORTS RECORD FOURTH QUARTER AND
                             YEAR-END 1998 EARNINGS


         DALLAS, Texas, February 11, 1999 -- Suiza Foods Corporation (NYSE:
SZA) today announced record operating results for its fourth quarter and year ended December 31, 1998. Net sales increased 81% to $991.6 million in the fourth quarter of 1998 versus $548.7 million in the comparable quarter of 1997. Operating income for the fourth quarter was $67.2 million, compared to fourth quarter 1997 operating income of $44.1 million (excluding merger and other nonrecurring costs of $37.0 million primarily related to the Country Fresh and Morningstar mergers). Net income applicable to common stockholders was $27.1 million or $0.76 per diluted share in the fourth quarter of 1998 compared to a net loss of $26.1 million or $0.86 per diluted share in the fourth quarter of 1997. Excluding the effect of the charges for merger and other nonrecurring costs, discontinued operations and the extraordinary losses reported in the fourth quarter of 1997, earnings per share grew 22.6% to $0.76 per diluted share in 1998 compared to $0.62 per diluted share in the fourth quarter of 1997. There were 32% more diluted common shares outstanding in the most recent period primarily due to the issuance of Trust Convertible

Preferred stock, shares issued as a result of the acquisition of Continental Can in May 1998, and the exercise of stock options.

         Net sales of $3.321 billion in 1998 were 85% higher than 1997 net sales of $1.796 billion. Operating income for 1998 was $242.5 million, compared to operating income of $131.9 million in 1997 (before merger and other nonrecurring costs of $37 million). Net income applicable to common stockholders was $131.4 million or $3.58 per diluted share in 1998 (or $102.8 million excluding the effects of discontinued operations and an extraordinary gain in 1998) compared to net income of $28.5 million or $0.91 per diluted share in 1997 (or $64.3 million excluding the effects of the charges for merger and other nonrecurring costs, discontinued operations and an extraordinary loss in 1997). Excluding the effects of the charges for merger and other costs, discontinued operations, and an extraordinary gain, earnings per share grew 41.5% to $2.90 per diluted share in 1998 from $2.05 per diluted share in 1997. In 1998 there were 34% more diluted common shares outstanding than in 1997 primarily due to the issuance of Trust Convertible Preferred stock, shares issued as a result of the acquisition of Continental Can in May 1998, and the exercise of stock options.

         The Company noted that strong 1998 fourth quarter and full-year results reflect continued operating improvements as well as the continuing success of its acquisition strategy in the dairy and packaging industries. During 1998, Suiza completed 13 dairy acquisitions and 8 packaging acquisitions.

         In the fourth quarter, gross margins were 22.1% in 1998 compared to 23.3% in 1997. Operating margins in the fourth quarter were 6.8% in 1998 versus 8.0% in the fourth quarter of 1997 before the charges for merger and other costs. Suiza's operating margins in the fourth quarter were impacted by lower margins from newly acquired operations, a continuing negative effect from Hurricane Georges on our Puerto Rico operations, a higher basic formula price for raw milk, and a volatile butterfat market in the Company's dairy division. The impact of these items was partially offset by sales increases in value added specialty dairy products, improved margins in our existing U.S. fluid dairy operations, and improved operating results in the packaging division. For the full year, gross margins of 23.0% were comparable to margins of 23.1% in 1997 and operating margins in both 1998 and 1997 were 7.3% before charges for merger and other nonrecurring costs.

         Gregg L. Engles, Suiza Foods' Chairman and CEO commented, "I am pleased to announce record sales, earnings and profits for the twelfth consecutive quarter. Our fourth quarter represented outstanding results in both our domestic dairy division and our packaging operations. Despite a difficult raw material environment, operating income margins increased by 60 basis points during the fourth quarter at our existing dairy operations, excluding Puerto Rico. Operating margins increased at both Morningstar and our existing domestic fluid dairy operations. Our newly acquired dairies, or those we have owned less than one year, also posted strong operating performance, although their operating margins have not yet reached those of Suiza's existing properties.

         "Our packaging operations also had an outstanding quarter, with sales increasing by 524% to $170.6 million, and operating profit growing 683% to $19.4 million.

         "The outstanding results in these businesses more than offset a very difficult operating environment in Puerto Rico resulting from Hurricane Georges in late September. The hurricane damaged both our supply of raw milk and the coffee crop. The milk supply is slowly returning to normal, and we expect the coffee supply to do so as well with the fall 1999 crop.

         "On the acquisition front, during 1998 we added approximately $2.3 billion in revenues on an annualized basis through our acquisitions in dairy and packaging. We believe significant acquisition opportunities continue to be available to us on an accretive basis. We intend to continue to pursue these opportunities to expand our geographic coverage and achieve further synergies, efficiencies and economies of scale."

         Suiza Foods is a Dallas-based company with leading positions in the dairy and consumer goods packaging industries. Its principal holdings are in fluid dairy processing, refrigerated, shelf-stable and frozen dairy case products, and consumer goods packaging.

         Please note our earnings conference call will be held at 10:00 a.m. EST today, Thursday, February 11, 1999. You may listen live to the call by going to the following Internet address: http://webevents.broadcast.com/suizafoods/q498earnings/. You will need Real Audio software, which may be downloaded by going to http://www.real.com prior to the call. It takes approximately 15 minutes to download the software. Replays will be available at the same address for a limited time period.

         Certain statements and information in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be indicated by phrases such as "believes," "anticipates," "expects," "intends," "foresees," "projects," "forecasts" or words of similar meaning or import. Such statements are subject to certain risks, uncertainties, or assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set fourth in the applicable forward-looking statement. Among the key factors that may have a direct bearing on the Company's results and financial condition are (i) risks associated with Suiza Foods' acquisition strategy, including its ability to integrate the operations of its acquired businesses and realize operating efficiencies; (ii) risks relating to Suiza Foods' leverage position; (iii) risks associated with intense competition in Suiza Foods' industries; (iv) the impact of government regulations affecting the dairy industry; and (v) fluctuations in the pricing of raw milk, butterfat, and other components used in the Company's businesses. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the applicable forward-looking statement. Any forward-looking statements made or incorporated by reference herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions, or circumstances on which any such statement is based.


                          - Financial Tables Follow -

                            SUIZA FOODS CORPORATION
                                INCOME STATEMENT
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                            DECEMBER 31,                      DECEMBER 31,
                                                     ----------------------------      ----------------------------
                                                         1998            1997              1998            1997
                                                     ------------    ------------      ------------    ------------
NET SALES                                            $   991,595      $   548,665      $ 3,320,940      $ 1,795,868
COST OF SALES                                            772,238          420,943        2,557,908        1,381,084
                                                     -----------      -----------      -----------      -----------
GROSS PROFIT                                             219,357          127,722          763,032          414,784

OPERATING COSTS AND EXPENSES                             152,133          120,657          520,576          319,898
                                                     -----------      -----------      -----------      -----------
INCOME FROM OPERATIONS                                    67,224            7,065          242,456           94,886

OTHER (INCOME) EXPENSE:
    INTEREST EXPENSE, NET                                 16,131           13,313           52,082           36,664
    FINANCING CHARGES ON PREFERRED SECURITIES              9,672                0           30,213                0
    OTHER INCOME, NET                                     (1,928)          (4,369)          (4,290)         (24,483)
                                                     -----------      -----------      -----------      -----------
INCOME FROM CONTINUING OPERATIONS
    BEFORE INCOME TAXES                                   43,349           (1,879)         164,451           82,705
INCOME TAXES                                              15,845           14,396           59,823           43,375
MINORITY INTEREST                                            431                0            1,559                0
                                                     -----------      -----------      -----------      -----------

INCOME FROM CONTINUING OPERATIONS                         27,073          (16,275)         103,069           39,330
INCOME (LOSS) FROM DISCONTINUED OPERATIONS                     0           (1,705)          (3,161)             717
                                                     -----------      -----------      -----------      -----------

INCOME BEFORE EXTRAORDINARY ITEMS                         27,073          (17,980)          99,908           40,047
EXTRAORDINARY GAIN (LOSS)                                      0           (8,013)          31,698          (11,283)
                                                     -----------      -----------      -----------      -----------

NET INCOME                                           $    27,073      $   (25,993)     $   131,606      $    28,764
                                                     ===========      ===========      ===========      ===========

NET INCOME APPLICABLE TO COMMON STOCKHOLDERS         $    27,073      $   (26,068)     $   131,369      $    28,464
                                                     ===========      ===========      ===========      ===========

NET INCOME APPLICABLE TO COMMON
    STOCKHOLDERS BEFORE NONRECURRING ITEMS           $    27,073      $    20,406      $   102,832      $    64,286
                                                     ===========      ===========      ===========      ===========

BASIC EARNINGS (LOSS) PER SHARE:
    INCOME FROM CONTINUING OPERATIONS                $      0.81      $     (0.54)     $      3.12      $      1.32
    EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS            0.00            (0.06)           (0.10)            0.02
    EXTRAORDINARY GAIN (LOSS)                               0.00            (0.26)            0.96            (0.38)
                                                     ===========      ===========      ===========      ===========
    NET INCOME                                       $      0.81      $     (0.86)     $      3.98      $      0.96
                                                     ===========      ===========      ===========      ===========

BASIC EPS BEFORE NONRECURRING ITEMS                  $      0.81      $      0.67      $      3.12      $      2.18
                                                     ===========      ===========      ===========      ===========

BASIC AVERAGE COMMON SHARES (000'S)                       33,549           30,310           32,953           29,509
                                                     ===========      ===========      ===========      ===========

DILUTED EARNINGS (LOSS) PER SHARE:
    INCOME FROM CONTINUING OPERATIONS                $      0.76      $     (0.54)     $      2.90      $      1.25
    EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS            0.00            (0.06)           (0.08)            0.02
    EXTRAORDINARY GAIN (LOSS)                               0.00            (0.26)            0.76            (0.36)
                                                     ===========      ===========      ===========      ===========
    NET INCOME                                       $      0.76      $     (0.86)     $      3.58      $      0.91
                                                     ===========      ===========      ===========      ===========

DILUTED EPS BEFORE NONRECURRING ITEMS                $      0.76      $      0.62      $      2.90      $      2.05
                                                     ===========      ===========      ===========      ===========

DILUTED AVERAGE COMMON SHARES (000'S)                     43,793           33,089           41,966           31,349
                                                     ===========      ===========      ===========      ===========

SUMMARY FINANCIAL INFORMATION:
  DEPRECIATION                                       $    32,461      $     9,243      $    59,323      $    28,708
  AMORTIZATION                                       $     9,482      $     4,840      $    31,611      $    14,917

                            SUIZA FOODS CORPORATION
                            CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)

                                         DECEMBER 31,  DECEMBER 31,
ASSETS                                       1998         1997
                                         ------------  ------------
CURRENT ASSETS                           $  793,846     $  396,076
PROPERTY, PLANT & EQUIPMENT                 847,561        363,649
INTANGIBLES & OTHER ASSETS                1,379,900        643,737
                                         ----------     ----------

    TOTAL ASSETS                         $3,021,307     $1,403,462
                                         ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

TOTAL CURRENT LIABILITIES                $  552,599     $  232,873

LONG TERM DEBT                              894,119        777,813

OTHER LONG-TERM LIABILITIES                 105,780         33,466

MANDATORILY REDEEMABLE TIPES                682,938              0

MINORITY INTEREST IN SUBSIDIARIES           129,775              0

STOCKHOLDERS' EQUITY:

  PREFERRED STOCK                                 0          3,741

  COMMON STOCK                                  351            305

  ADDITIONAL PAID-IN CAPITAL                443,936        281,774

  RETAINED EARNINGS                         204,804         73,490

  UNREALIZED GAINS                            7,005              0
                                         ----------     ----------

TOTAL                                    $3,021,307     $1,403,462
                                         ==========     ==========


                            SUIZA FOODS CORPORATION
                              SEGMENT INFORMATION
                             (DOLLARS IN THOUSANDS)

                               THREE MONTHS ENDED               TWELVE MONTHS ENDED
                                  DECEMBER 31,                      DECEMBER 31,
                           ---------------------------       ---------------------------
                              1998             1997             1998            1997
                           ----------      ----------        ----------      ----------
REVENUE
  DAIRY                    $   820,982      $   521,321      $ 2,816,195      $ 1,743,240
  PACKAGING                    170,613           27,344          504,745           52,628
                           -----------      -----------      -----------      -----------
  CONSOLIDATED             $   991,595          548,665      $ 3,320,940      $ 1,795,868
                           ===========      ===========      ===========      ===========

INCOME FROM OPERATIONS
  DAIRY                    $    54,764      $    43,080      $   204,319      $   133,996
  PACKAGING                     19,370            2,473           56,186            4,862
  CORPORATE                     (6,910)         (38,488)         (18,049)         (43,972)
                           -----------      -----------      -----------      -----------
  CONSOLIDATED             $    67,224      $     7,065      $   242,456      $    94,886
                           ===========      ===========      ===========      ===========